Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G and any amendments thereto to which this exhibit is attached is filed on behalf of each of them.

Date: February 13, 2018

Czerny Holdings Limited

By:	/s/ Viswanand Nursimloo
	Name:	Viswanand Nursimloo
	Title:	Director

Czerny Holdings Limited

By:	/s/ Viswanand Nursimloo
	Name:	Viswanand Nursimloo
	Title:	Director

SSG Capital Partners I Side Pocket, L.P. By: SSG Capital Partners I, GP, L.P., its general partner By: SSG Capital Partners I, GPGP, Ltd, its general partner

By:	/s/ Nigel David Stead
	Name:	Nigel David Stead
	Title:	Director

SSG Capital Partners II, L.P. By: SSG Capital Partners II, GP, L.P., its general partner By: SSG Capital Partners II, GPGP, Ltd, its general partner

By:	/s/ Nigel David Stead
	Name:	Nigel David Stead
	Title:	Director

SSG Capital Partners I GP, L.P. By: SSG Capital Partners I, GPGP, Ltd, its general partner

By:	/s/ Nigel David Stead
	Name:	Nigel David Stead
	Title:	Director

SSG Capital Partners II GP, L.P By: SSG Capital Partners II, GPGP, Ltd, its general partner

By:	/s/ Nigel David Stead
	Name:	Nigel David Stead
	Title:	Director

SSG Capital Partners I GPGP, Ltd.

By:	/s/ Nigel David Stead
	Name:	Nigel David Stead
	Title:	Director

SSG Capital Partners II GPGP, Ltd.

By:	/s/ Nigel David Stead
	Name:	Nigel David Stead
	Title:	Director

SSG Capital Holdings Limited

By:	/s/ Wong Ching Him
	Name:	Wong Ching Him
	Title:	Director

Wong Ching Him

By:	/s/ Wong Ching Him
	Name:	Wong Ching Him

Shyam Maheshwari

By:	/s/ Shyam Maheshwari
	Name:	Shyam Maheshwari

Andreas Vourloumis

By:	/s/ Andreas Vourloumis
	Name:	Andreas Vourloumis